Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-139706 on Form S-3 of Cogdell Spencer Inc. of our report dated April 4, 2008 relating to the consolidated financial statements of MEA Holdings, Inc., appearing in the Current Report on Form 8-K/A of Cogdell Spencer Inc. and the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
December 4, 2008